UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTUITIVE SURGICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	77-0416458 (I.R.S. Employer Identification No.)

1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
(Full Title of the Plans)

Gary S. Guthart President and Chief Executive Officer Intuitive Surgical, Inc. 1020 Kifer Road Sunnyvale, California 94086 (408) 523-2100	Copy to: Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$935.24 (2)	$1,870,480,000 (2)	$204,069.37
(1)This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, for the 2,000,000 shares registered hereunder (based on the average of the high ($944.00) and low ($926.48) prices for the Registrant’s common stock reported by The Nasdaq Global Select Market on July 19, 2021).

REGISTRATION OF ADDITIONAL SECURITIES
Intuitive Surgical, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.001 per share, to be offered and sold under the Company’s Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”) and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: Registration Statement on Form S-8 filed July 23, 2020 (File No. 333-240046), Registration Statement on Form S-8 filed July 25, 2019 (File No. 333-232829), Registration Statement on Form S-8 filed October 20, 2017 (File No. 333-221043), Registration Statement on Form S-8 filed May 2, 2016 (File No. 333-211064), Registration Statement on Form S-8 filed May 1, 2015 (File No. 333-203793), Registration Statement on Form S-8 filed June 17, 2013 (File No. 333-189399), Registration Statement on Form S-8 filed April 20, 2012 (File No. 333-180863), Registration Statement on Form S-8 filed April 29, 2011 (File No. 333-173803), and Registration Statement on Form S-8 filed May 14, 2010 (File No. 333-166833). The Company is hereby registering an additional 2,000,000 additional shares issuable under the Amended 2010 Plan, none of which have been issued as of the date of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.
Certain attorneys of Latham & Watkins LLP, counsel to the Registrant, own an aggregate of less than 1% of the Registrant’s common stock.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2021)

5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 21st day of July, 2021.

INTUITIVE SURGICAL, INC.

By:	/s/ Gary S. Guthart
Gary S. Guthart, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Gary S. Guthart and Marshall L. Mohr, and each or any of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Guthart	President, Chief Executive Officer, and Director	July 21, 2021
Gary S. Guthart, Ph.D.
/s/ Marshall L. Mohr	Executive Vice President and Chief Financial Officer	July 21, 2021
Marshall L. Mohr
/s/ Jamie E. Samath	Senior Vice President, Finance, and Principal Accounting Officer	July 21, 2021
Jamie E. Samath
/s/ Craig H. Barratt	Chairman of the Board of Directors	July 21, 2021
Craig H. Barratt, Ph.D.
/s/ Joseph C. Beery	Director	July 21, 2021
Joseph C. Beery
/s/ Amal M. Johnson	Director	July 21, 2021
Amal M. Johnson
/s/ Don R. Kania	Director	July 21, 2021
Don R. Kania, Ph.D.
/s/ Amy L. Ladd	Director	July 21, 2021
Amy L. Ladd, M.D.
/s/ Keith R. Leonard Jr.	Director	July 21, 2021
Keith R. Leonard Jr.
/s/ Alan J. Levy	Director	July 21, 2021
Alan J. Levy, Ph.D.
/s/ Jami Dover Nachtsheim	Director	July 21, 2021
Jami Dover Nachtsheim
/s/ Monica P. Reed	Director	July 21, 2021
Monica P. Reed, M.D.
/s/ Mark J. Rubash	Director	July 21, 2021
Mark J. Rubash